2Q13 Earnings Release	Exhibit 99.1 Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations

John Eldridge

(206) 272-6571

j.eldridge@f5.com

Public Relations

Alane Moran

(206) 272-6850

a.moran@f5.com

F5 Networks Announces Second Quarter 2013 Results

SEATTLE, April 24, 2013 - F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $350.2 million for the second quarter of fiscal 2013, down four percent from $365.5 million in the prior quarter and up three percent from $339.6 million in the second quarter of fiscal 2012.

GAAP net income for the second quarter was $63.4 million ($0.80 per diluted share) compared to $69.5 million ($0.88 per diluted share) in the first quarter of 2013 and $68.6 million ($0.86 per diluted share) in the second quarter a year ago.

Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the second quarter was $84.7 million ($1.07 per diluted share), compared to $90.6 million ($1.14 per diluted share) in the prior quarter and $87.1 million ($1.09 per diluted share) in the second quarter of fiscal 2012.

A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.

“As we indicated in our announcement of preliminary results on April 4, service provider revenues for the second quarter came in significantly below our expectations,” said John McAdam, F5 president and chief executive officer. “We believe this was primarily due to project delays, which caused customers to postpone orders that we had expected to close during the quarter. The weakness in sales to service providers was especially pronounced in North America. In addition, sales to the Federal government were also below our internal forecast as a consequence of continuing uncertainty over the impact of sequestration and other efforts to reduce Federal spending.

“Among enterprise customers, business remained relatively strong, fueled by growing demand for our security offerings, including our new Advanced Firewall Manager, and our refreshed line of BIG-IP platforms. During the quarter, sales of BIG-IP 4200v, introduced in October, continued to ramp in line with our expectations, and BIG-IP 4000 series platforms accounted for nearly a quarter of the

2Q13 Earnings Release	Page 2 of 4

platforms we sold to replace Cisco ACE products. Sales of BIG-IP 2000, our new entry-level platform introduced in January, were also in line with our expectations. We believe this bodes well for the successful launch of additional new products, including the BIG-IP 5000 and BIG-IP 7000 series, during the second half of the fiscal year,” McAdam said.

In spite of continuing weakness in the global economy, McAdam said he believes the growing pipeline for the company’s new products and strong demand for its security solutions will have a positive impact on product sales throughout the remainder of fiscal year 2013. For the third quarter of fiscal 2013, ending June 30, the company has set a revenue target of $355 million to $365 million and a GAAP earnings target of $0.80 to $0.83 per diluted share. Excluding stock-based compensation and amortization of purchased intangible assets, the company’s non-GAAP earnings target is $1.06 to $1.09 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended June 30, 2013

Reconciliation of Expected Non-GAAP Third Quarter Earnings	Low	High
Net income	$63.0	$65.4
Stock-based compensation expense	$27.5	$27.5
Amortization of purchased intangible assets	$1.0	$1.0
Tax effects related to above items	$(7.7)	$(7.7)

Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$83.8	$86.2

Net income per share - diluted	$0.80	$0.83

Non-GAAP net income per share - diluted	$1.06	$1.09

Share Repurchase Program

The company also announced today that its board of directors had authorized an additional $200 million for the company’s common stock share repurchase program. This new authorization is incremental to the $81.3 million currently in the existing program which was initially authorized in October 2010.

Acquisitions for the share repurchase program will be made from time to time in private transactions or open market purchases as permitted by securities laws and other legal requirements. The program may be modified or discontinued at any time.

About F5 Networks

F5 Networks (NASDAQ: FFIV) makes the connected world run better. F5 helps organizations meet the demands and embrace the opportunities that come with the relentless growth of voice, data, and video traffic, mobile workers, and applications—in the data center, the network, and the cloud. The

2Q13 Earnings Release	Page 3 of 4

world’s largest businesses, service providers, government entities, and consumer brands rely on F5’s Intelligent Services Platform to deliver and protect their applications and services while ensuring people stay connected. Learn more at www.f5.com.

You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.

Forward Looking Statements

Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP Reconciliation

F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization

2Q13 Earnings Release	Page 4 of 4

of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.

For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Condensed Consolidated Statement of Operations entitled “GAAP to Non-GAAP Reconciliation.”

# # # #

F5 Networks, Inc.

Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2013	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$229,662	$211,181
Short-term investments	293,186	320,970
Accounts receivable, net of allowances of $3,113 and $3,254	192,796	185,172
Inventories	17,963	17,410
Deferred tax assets	10,578	10,362
Other current assets	60,239	30,986

Total current assets	804,424	776,081

Property and equipment, net	63,182	59,604
Long-term investments	662,822	662,803
Deferred tax assets	31,165	35,478
Goodwill	447,799	348,239
Other assets, net	56,517	28,996

Total assets	$2,065,909	$1,911,201

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$39,100	$27,026
Accrued liabilities	84,966	86,409
Deferred revenue	396,678	352,594

Total current liabilities	520,744	466,029

Other long-term liabilities	23,006	21,078
Deferred revenue, long-term	93,980	94,694

Total long-term liabilities	116,986	115,772

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 78,380 and 78,715 shares issued and outstanding	294,875	326,922
Accumulated other comprehensive loss	(5,908)	(3,829)
Retained earnings	1,139,212	1,006,307

Total shareholders’ equity	1,428,179	1,329,400

Total liabilities and shareholders’ equity	$2,065,909	$1,911,201

F5 Networks, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
Net revenues
Products	$185,107	$205,165	$389,819	$401,719
Services	165,125	134,457	325,864	260,335

Total	350,232	339,622	715,683	662,054
Cost of net revenues (1)(2)
Products	29,773	33,668	61,565	66,868
Services	30,529	23,926	59,622	46,332

Total	60,302	57,594	121,187	113,200

Gross profit	289,930	282,028	594,496	548,854
Operating expenses (1)(2)(3)
Sales and marketing	119,031	110,995	241,299	217,233
Research and development	52,534	43,568	101,075	82,690
General and administrative	25,889	22,785	50,562	44,462

Total	197,454	177,348	392,936	344,385

Income from operations	92,476	104,680	201,560	204,469
Other income, net	2,118	1,428	3,668	3,289

Income before income taxes	94,594	106,108	205,228	207,758
Provision for income taxes	31,182	37,467	72,323	72,625

Net income	$63,412	$68,641	$132,905	$135,133

Net income per share - basic	$0.81	$0.87	$1.69	$1.71

Weighted average shares - basic	78,601	79,156	78,696	79,214

Net income per share - diluted	$0.80	$0.86	$1.68	$1.69

Weighted average shares - diluted	79,114	79,775	79,263	79,853

Non-GAAP Financial Measures
Net income as reported	$63,412	$68,641	$132,905	$135,133
Stock-based compensation expense (4)	27,610	23,345	54,320	45,468
Amortization of purchased intangible assets (5)	1,033	1,339	2,066	1,339
Acquisition-related charges (5)	—	750	—	750
Tax effects related to above items	(7,313)	(6,964)	(13,926)	(13,339)

Net income excluding stock-based compensation expense, amortization of purchased intangible assets and acquisition-related charges (non-GAAP) - diluted	$84,742	$87,111	$175,365	$169,351

Net income per share excluding stock-based compensation expense, amortization of purchased intangible assets and acquisition-related charges (non-GAAP) - diluted	$1.07	$1.09	$2.21	$2.12

Weighted average shares - diluted	79,114	79,775	79,263	79,853

(1) Includes stock-based compensation expense as follows:
Cost of net revenues	$2,927	$2,584	$5,894	$5,122
Sales and marketing	10,718	9,354	21,274	18,408
Research and development	8,262	6,510	16,064	12,336
General and administrative	5,703	4,897	11,088	9,602

	$27,610	$23,345	$54,320	$45,468

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$958	$1,199	$1,916	$1,199
Sales and marketing	75	140	150	140

	$1,033	$1,339	$2,066	$1,339

(3) Includes acquisition-related charges as follows:
General and administrative	$—	$750	$—	$750

	$—	$750	$—	$750

(4)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)
(5)	Beginning with the second quarter of fiscal 2012, the company will exclude amortization of purchased intangible assets and acquisition-related charges in addition to stock-based compensation expense as a non-GAAP financial measure

F5 Networks, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended March 31,
	2013	2012
Operating activities
Net income	$132,905	$135,133
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gain) loss on disposition of assets and investments	(217)	457
Stock-based compensation	54,320	45,468
Provisions for doubtful accounts and sales returns	578	633
Depreciation and amortization	19,913	14,935
Deferred income taxes	(1,313)	(1,645)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(8,202)	(18,139)
Inventories	(553)	125
Other current assets	(29,198)	(17,252)
Other assets	621	688
Accounts payable and accrued liabilities	13,243	3,933
Deferred revenue	43,371	69,147

Net cash provided by operating activities	225,468	233,483

Investing activities
Purchases of investments	(446,978)	(482,403)
Maturities of investments	329,141	375,746
Sales of investments	138,171	76,444
Increase in restricted cash	(729)	(25)
Acquisition of intangible assets	—	(250)
Acquisition of businesses, net of cash acquired	(124,918)	(128,335)
Purchases of property and equipment	(14,769)	(12,818)

Net cash used in investing activities	(120,082)	(171,641)

Financing activities
Excess tax benefit from stock-based compensation	2,395	5,456
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	12,040	10,093
Repurchase of common stock	(100,000)	(84,776)

Net cash used in financing activities	(85,565)	(69,227)

Net increase (decrease) in cash and cash equivalents	19,821	(7,385)
Effect of exchange rate changes on cash and cash equivalents	(1,340)	60
Cash and cash equivalents, beginning of period	211,181	216,784

Cash and cash equivalents, end of period	$229,662	$209,459